INTERNET
P.O. Box 8035, Cary, NC 27512-9916	Go To: www.proxypush.com/THR
● Cast your vote online:
● Have your Voting Instruction Card ready.
● Follow the simple instructions to record your vote,
● OR, Scan the QR code below, follow the instructions
PHONE
Call 1-844-926-2118
● Use any touch-tone telephone.
● Have your Voting Instruction Card ready.
● Follow the simple recorded instructions.
MAIL
● Mark, sign and date your Voting Instruction Card.
● Fold and return your Voting Instruction Card in the postage-paid envelope provided with the address below showing through the window.
ATTEND THE VIRTUAL MEETING
● You can register to attend and vote at the virtual Special Meeting at www.proxypush.com\THR and follow the instructions. Deadline for registration is August 20, 2020 at 4:00 p.m. Central Time.

PROXY TABULATOR

PO BOX 8035

CARY, NC 27512-9916

Please fold here—Do not separate

THRIVENT PARTNER GROWTH STOCK PORTFOLIO

VOTING INSTRUCTION CARD FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD AUGUST 24, 2020

THE BOARD OF DIRECTORS OF THRIVENT SERIES FUND, INC. HAS AUTHORIZED AND DIRECTED

THE SOLICITATION OF THIS VOTING INSTRUCTION CARD

Thrivent Financial for Lutherans (the “Company”), as a sponsor of variable contracts, is using this Voting Instruction Card to solicit voting instructions from contractholders who hold unit values in a separate account of the Company that invests in Thrivent Partner Growth Stock Portfolio (the “Portfolio”), a series of Thrivent Series Fund, Inc. (the “Fund”).

The undersigned instructs the Company to vote, at the Special Meeting of Shareholders and at any adjournments thereof, all shares of the Portfolio attributable to his or her variable contract or interest in the relevant separate account as directed on the reverse side. The undersigned acknowledges receipt of the Notice of Special Meeting of Shareholders and of the accompanying Proxy Statement, which describes the matter to be considered and voted on.

If you sign on the reverse side but do not mark instructions, the Company will vote all shares of the Portfolio attributable to your account value “FOR” the proposal. If you fail to return this Voting Instruction Card, the Company will vote all shares attributable to your account value in proportion to the timely voting instructions actually received from contract holders in the separate account.

PLEASE MARK, SIGN AND DATE, AND RETURN THIS VOTING INSTRUCTION CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. THIS VOTING INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED BELOW.

Note:

Please sign exactly as your name(s) appear(s) on this Voting Instruction Card, and date it. When shares are held jointly, each holder should sign. When signing as attorney, executor, guardian, administrator, trustee, officer of corporation or other entity or in another representative capacity, please give the full title under the signature.

Signature and Title, if applicable

Additional Signature (if held jointly)

Date	Scan code for mobile voting

PLEASE BE SURE TO SIGN AND DATE THIS CARD AND MARK ON THE REVERSE SIDE

VIC-THR –PGS V3

THRIVENT PARTNER GROWTH STOCK PORTFOLIO

YOUR VOTE IS IMPORTANT!

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice of Special Meeting, Proxy Statement and Form of Proxy

are available at www.proxypush.com/THR

THE BOARD OF DIRECTORS HAS AUTHORIZED AND DIRECTED THE SOLICITATION OF THIS VOTING INSTRUCTION CARD. YOUR VOTE IS IMPORTANT.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK. Example:

YOUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL.

		FOR	AGAINST	ABSTAIN

1.

To approve an Agreement and Plan of Reorganization pursuant to which Thrivent Partner Growth Stock Portfolio (the “Target Portfolio”) would (i) transfer all of its assets to Thrivent Large Cap Growth Portfolio (the “Acquiring Portfolio”), a series of the Fund, in exchange for Shares of the Acquiring Portfolio, (ii) distribute such Shares of the Acquiring Portfolio to contractholders of the Target Portfolio, and (iii) dissolve.

		☐	☐	☐

2.	To transact such other business as may properly be presented at the Meeting or any adjournment thereof.

PLEASE BE SURE TO SIGN AND DATE THIS CARD ON THE REVERSE SIDE

VIC-THR PGS-V3